As filed with the Securities and Exchange Commission on September 19, 2001
==========================================================================
Registration Statement No. 333-
===============================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   _________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                         VENTANA MEDICAL SYSTEMS, INC.
                         -----------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                94-2976937
  ------------------------------------------------------------------------------
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

  3865 North Business Center Drive, Tucson, Arizona       85705
  ------------------------------------------------------------------------------
      (Address of Principal Executive Offices)          (Zip Code)

                    2001 Outside Director Stock Option Plan
                    ---------------------------------------
                           (Full Title of the Plan)

                              Nicholas A. Malden
                            Chief Financial Officer
                         Ventana Medical Systems, Inc.
                       3865 North Business Center Drive
                             Tucson, Arizona 85705
                             ---------------------
                    (Name and Address of Agent for Service)

                                (520) 887-2155
                                --------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                       Christian J. Hoffmann, III, Esq.
                       Quarles & Brady Streich Lang LLP
                                Renaissance One
                           Two North Central Avenue
                            Phoenix, Arizona 85004
                                (602) 229-5336

                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                   Proposed Maximum     Proposed Maximum
     Title of Securities To Be  Amount To Be        Offering Price     Aggregate  Offering      Amount of
            Registered           Registered          Per Share(1)           Price(1)         Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      500,000            $21.88           $10,940,000.00          $2,735.00
 per share
=============================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Act"), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq National Market on September 18, 2001 (the "Market Price").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Ventana Medical Systems, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

     (1)  Annual Report on Form 10-K for the fiscal year ended December 31,
          2000;

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     (3) Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on May 3, 2001, other than the portions of such document, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference; and

     (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if
     --------  -------
     the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Tucson, State of Arizona, on this 19th day of September, 2001.

                                    VENTANA MEDICAL SYSTEMS, INC.

                                    By:/s/ Nicholas A. Malden
                                       -------------------------------
                                       Nicholas A. Malden
                                       Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas A. Malden and Christopher
M. Gleeson and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

        SIGNATURE                                      TITLE                                     DATE
        ---------                                      -----                                     ----
/s/ Christopher M. Gleeson        President, Chief Executive Officer and Director         September 19, 2001
---------------------------       (Principal Executive Officer)
Christopher M. Gleeson

/s/ Nicholas A. Malden            Chief Financial Officer                                 September 19, 2001
---------------------------       (Principal Financial and Accounting Officer)
Nicholas A. Malden

/s/ Edward M. Giles               Director                                                September 19, 2001
---------------------------
Edward M. Giles

/s/ Thomas M. Grogan              Director                                                September 19, 2001
---------------------------
Thomas M. Grogan

/s/ John Patience                 Director                                                September 19, 2001
---------------------------
John Patience

/s/ Jack W. Schuler               Director                                                September 19, 2001
---------------------------
Jack W. Schuler

/s/ James R. Weersing             Director                                                September 19, 2001
---------------------------
James R. Weersing

/s/ Rex J. Bates                  Director                                                September 19, 2001
---------------------------
Rex J. Bates

/s/ Mark C. Miller                Director                                                September 19, 2001
---------------------------
Mark C. Miller

                         VENTANA MEDICAL SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                               INDEX TO EXHIBITS

Exhibit
Number   Description
------   -----------

4.1 2001 Outside Director Stock Option Plan with forms of agreements used thereunder

5.1      Opinion of counsel as to legality of securities being registered

23.1     Consent of counsel (contained in Exhibit 5.1 hereto)

23.2     Consent of Ernst & Young LLP

24.1 Powers of Attorney (contained in signature pages on page 4 of this registration statement)

                                      E-1